Exhibit 10.11

CERTAIN INFORMATION IN THIS EXHIBIT, MARKED BY [****], HAS BEEN

EXCLUDED. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE

TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT Nº 04/2021 TO THE SERVICES AGREEMENT FOR DELIVERY OF SMS “TECHNICAL MANAGEMENT OF SERVICES” ENTERED INTO BY AND BETWEEN OI MÓVEL S/A AND CONTRACTING PARY

ZENVIA MOBILE SERVIÇOS DIGITAIS S.A., with headquarters at Avenida Paulista, 2300, sala 182 e 184 – Bela Vista São Paulo SP CEP: 01310-300, enrolled with CNPJ under no. 14.096.190/0001-05, represented herein according to its incorporation documents, hereinafter referred to as “CONTRACTING PARTY”, and

OI MÓVEL S/A – in judicial reorganization, company provider of personal mobile services, with headquarters at Setor Comercial Norte, quadra 03, bloco A, Ed. Estação Telefônica, Térreo Parte 2, Brasília, enrolled with CNPJ under no. 05.423.963/0001-11, represented herein according to its by-laws by its undersigned legal representatives, hereinafter referred to as “SERVICE PROVIDER”,

Contracting Party and Service Provider also jointly referred to as “Parties” and individually as “Party”;

WHEREAS

(i)	The Parties have entered into a Technical Management Services Agreement dated of 11/14/2019 (“Agreement”) which authorizes, under the terms determined by the National Telecommunication Services (Agência Nacional de Telecomunicações – ANATEL), the delivery and reception of short text messages according to Short Message Service standard (“SMS”); and

(ii)	The Parties have entered into a specific commercial agreement for the provision of a SMS package pre-paid by the CONTRACTING PARTY, with pre-determined term, prices and volume;

The Parties hereby enter into this Amendment to the Services Agreement for Delivery of SMS (“Agreement”), as per the following terms and conditions:

CLAUSE 1 – SCOPE

1.1.	The SERVICE PROVIDER will provide 1,800,000,000 (one billion, eight hundred million) SMS to the CONTRACTING PARTY for the price of R$[*****] each SMS.

1.1.1.	The CONTRACTING PARTY may utilize the SMS referred in item 1.1 above from 06/01/2021 until 04/03/2022. In the event the CONTRACTING PARTY does not utilize the acquired SMS amount in the term set forth herein, it shall have 30 (thirty) additional days to utilize the remaining balance; after such extension, the utilization term will expire, irrespective of the remianing balance.

The SERVICE PROVIDER shall provide the CONTRATING PARTY with a monthly consumption report.

1.1.2.	In the event the SMS package is entirely consummed before 04/03/2021, the exceeding balance of the then current month shall be charged according to the pricing table in force at the time.

1.1.3.	The CONTRACTING PARTY shall pay the amount of R$[*****] for the SMS package in 3 (three) installments in the terms described below, upon receipt of billing invoice at least 15 (fifteen) days prior to the term of the first installment:

(i)	1st installment of R$[*****] until 07/30/2021;
(ii)	2nd installment of R$[*****] until 08/30/2021;
(iii)	3rd installment of R$[*****] until 09/30/2021;

1.1.4.	Due to the pre-payment agreement and special commercial conditions, the SERVICE PROVIDER requests the CONTRACTING PARTY not to solicit the following clients:

Clients: Banco do Brasil (including its affiliates) and Itaú (including its affiliates).

1.1.5.	The SERVICE PROVIDER undertakes to deliver the acquired SMS package within the agreed term, under penalty of being compelled to return the price paid pro rata to the SMS not consummed by the CONTRACTING PARTY.

1.1.5.1.	The return provided for in the foregoing item shall occur within 30 (thirty) days from the interruption of the services rendered under this Agreement, by means of electronic wire transfer to a bank account held by the CONTRACTING PARTY, under penalty of a non-compensatory fine amounting to 50% (fifty percent) of the price to be returned.

1.1.6.	The SERVICE PROVIDER agrees and confirms that it is subject to all duties and obligations set forth in the Services Agreement for Delivery of SMS entered into by and between the Parties in 11/14/2019 related to the delivery of the acquired SMS amount referred in item 1.1 and further obligations related to the delivery of SMS.

CLAUSE 2 – TERM

2.1. This Agreement will remain in force until the total acquired SMS amount referred in item 1.1 is consummed. Upon expiration of the term hereof, the Parties shall observe the pricing table in force at the time.

2.2. The Parties agree that upon expiration of the term hereof and upon total consumption of the acquired SMS package, the SERVICE PROVIDER may offer the CONTRACTING PARTY an option to acquire a new SMS package, with a new consumption period, equal or greater the the current period, subject to prior negotiation. It is agreed that the prices to be charged, according to the term and acquired volume, shall observe the pricing table and commercial conditions in force at the time of negotiations.

CLAUSE 3 – MISCELLANEOUS

3.1. Upon execution of this agreement, the term for consumption of the SMS package acquired under Amendment no. 03/2020 to the Services Agreement for Delivery of SMS entered into by and between the Parties in 11/14/2019 is extended to 06/03/2021.

3.2. Any provisions or clauses of the Agreement not expressly altered by the present instrument shall remain in full force and effect.

3.3. The SERVICE PROVIDER undertakes to endeavor best efforts to ensure that the obligations set forth herein are preserved and bind any third parties which come to succeed or take over the provision of services provided for herein and the provision of SMP services to current SERVICE PROVIDER clients under any title.

The Parties sign the present instrument in 2 (two) counterparts of equal form and content in the presence of the two undersigned witnesses.

São Paulo, April 7, 2021

Oi Móvel S.A. – in judicial reorganization

/s/ Michele Fernandes Borges
By: Michele Fernandes Borges

/s/ Daniel de Souza
By: Daniel de Souza

CONTRACTING PARTY:

/s/ Lilian Lima
By: Lilian Lima

/s/ Rafael Hummes Peres
By: Rafael Hummes Peres

Witnesses:
/s/ Luiz Fernandes Moriggi
Luiz Fernandes Moriggi

/s/ Adriana Fatima Morais
Adriana Fatima Morais